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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2004, except for Note 15, as to which the date is February 12, 2004 relating to the financial statements of CDW Corporation, which appear in CDW Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated January 16, 2004, except for Note 15, as to which the date is February 12, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

Chicago, IL
November 3, 2004